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                                                                   Exhibit 23.2




                        CONSENT OF PRICEWATERHOUSECOOPERS LLP



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Ecolab Inc. on Form S-3 (Registration No. 333-45295) of our reports dated February 23, 1998, on our audits of the consolidated financial statements and related financial statement schedule of Ecolab Inc. as of December 31, 1997, 1996 and 1995 and for the years ended December 31, 1997, 1996 and 1995, which reports are included or incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to our firm under the caption "Experts."



                                   PRICEWATERHOUSECOOPERS LLP
                                   /s/PricewaterhouseCoopers LLP


Saint Paul, Minnesota
August 3, 1998